                                                    Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820
September 18, 2006
                                                         Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com

Crusade Management Limited
Level 4, 4-16 Montgomery Street
Kogarah, New South Wales 2217
Australia

         Re: Legality Opinion-Crusade Management Limited
             Crusade Global Trust No. 2 of 2006
             -------------------------------------------

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form
S-3 (File No. 333-128920), filed by Crusade Management Limited (the
"Registrant"), with the Securities and Exchange Commission (the "Commission") on
October 11, 2005 and declared effective on August 11, 2006 (the "Registration
Statement"), in connection with the registration under the Securities Act of
1933, as amended (the "Act"), of Crusade Global Trust No. 2 of 2006 Mortgage
Backed Floating Rate Notes, Class A-1 (the "Class A-1 Notes"). The Class A-1
Notes will be issued by Perpetual Trustees Consolidated Limited, in its capacity as trustee of the Crusade Global Trust No. 2 of 2006 (in such capacity, the
"Issuer Trustee") pursuant to the terms of the notice of creation between
Crusade Management Limited, as manager, and the Issuer Trustee, the
Supplementary Terms Notice, which incorporates certain of the terms and provisions of the Master Trust Deed, the direction from Crusade Management
Limited, as manager, to the Issuer Trustee to issue the Class A-1 Notes, the
Note Trust Deed, the Terms and Conditions of the Class A-1 Notes and the Agency
Agreement, dated on or about September 20, 2006 (the "Documents"), as more particularly described in the prospectus, dated August 31, 2006 (the "Base
Prospectus") and the prospectus supplement, dated September 15, 2006 (the
"Prospectus Supplement", and, together with the Base Prospectus, the
"Prospectus") relating to the Class A-1 Notes.

         We have assumed for the purposes of the opinions set forth below that the Class A-1 Notes will be sold by you for reasonably equivalent consideration.
We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the

Crusade Management Limited
September 18, 2006

records, documents, instruments and certificates we have reviewed. In addition, we have assumed that the parties to the Documents will satisfy their respective obligations thereunder.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Documents have been duly and validly executed and delivered by the parties thereto, and the
Class A-1 Notes have been duly executed and delivered in accordance with the
Documents and sold, the Class A-1 Notes will be legally issued, fully paid and non-assessable, and the holders of the Class A-1 Notes will be entitled to the benefits of the Documents, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the heading
"Legal Matters" in the Base Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without admitting that we are "experts"
within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration
Statement, including this exhibit or otherwise.

                                           Very truly yours,

                                           /s/ Mayer, Brown, Rowe & Maw LLP

                                           MAYER, BROWN, ROWE & MAW LLP

TS/ALC/DH